Prospectus Supplement dated July 13, 2001 to Prospectus Supplement dated May 29, 2001 (to Prospectus dated May 24, 2001)

$377,389,000 (APPROXIMATE)

NEW CENTURY HOME EQUITY LOAN TRUST, SERIES 2001-NC1
ASSET BACKED PASS-THROUGH CERTIFICATES

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
DEPOSITOR

OCWEN FEDERAL BANK FSB
MASTER SERVICER

         Page S-9 under the heading "Ratings" should read as follows:

         It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") Moody's Investors Service, Inc. and Fitch, Inc.:


          OFFERED
       CERTIFICATES               S&P            Moody's           Fitch
       ------------               ---            -------           -----
          Class A                 AAA              Aaa              AAA
        Class A-IO                AAA              Aaa              AAA
         Class M-1                 AA              N/A               AA
         Class M-2                 A               N/A               A
         Class M-3                BBB              N/A              BBB

         The first paragraph on Page S-78 under the heading "Ratings" should read as follows:

         It is a condition to the issuance of the certificates that the Class A Certificates and the Class A-IO Certificates be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or S&P, "Aaa" by Moody's Investors Service, Inc., or Moody's and "AAA" by Fitch, Inc., or Fitch; the Class M-1 Certificates be rated as least "AA" by S&P and "AA" by Fitch; the Class M-2 Certificates be rated at least "A" by S&P and "A" by Fitch; and the Class M-3 Certificates be rated at least "BBB" by S&P and "BBB" by Fitch.



                              SALOMON SMITH BARNEY